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                      WARRANT TO PURCHASE COMMON STOCK VOID
               AFTER 5:00 P.M., LOS ANGELES TIME, ON JUNE 18, 2004
                       THE MacNEAL-SCHWENDLER CORPORATION

                  This certifies that, for value received, ______________. or registered assigns (the "Holder"), is entitled to purchase from The MacNeal-Schwendler Corporation, a Delaware corporation (the "Company"), until 5:00 P.M., Los Angeles time, on June 18, 2004, or such earlier date as may be provided for pursuant to the Warrant Agreement referred to below (the "Expiration Date"), at the purchase price of $10.00 per share (the "Exercise Price"), 700,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"). The number of shares purchasable upon exercise of this Warrant and the Exercise Price per share are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below.

                  The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed (with a signature guarantee if required by the Warrant Agreement) and simultaneous payment of the Exercise Price (subject to adjustment) at the office or agency of the Company maintained for that purpose in the City of Los Angeles. Initially, The MacNeal-Schwendler Corporation will act as Warrant Agent (the "Warrant Agent"). Payment of such price shall be made at the option of the holder hereof by certified or cashier's check or surrender of the subordinated promissory notes identified in the Warrant Agreement. No fractional shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any such fraction upon the exercise of one or more Warrants, all as provided in the Warrant Agreement.

                  Upon any partial exercise of this Warrant Certificate, there shall be countersigned and issued to the Holder hereof a new Warrant Certificate in respect of the shares as to which this Warrant shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent maintained for that purpose in the City of Los Angeles by surrender of this Warrant Certificate properly endorsed (with a signature guarantee if required by the Warrant Agreement), either separately or in combination with one or more other Warrant Certificates, for one or more new Warrant Certificates for the same aggregate number of shares as were evidenced by the Warrant Certificate or Warrant Certificates exchanged.

                  This Warrant Certificate is transferable at the office of the Warrant Agent maintained for that purpose in the City of Los Angeles in the manner and subject to the limitations set forth in the Warrant Agreement.

                  The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to 1,400,000 shares of Common Stock (subject to adjustment) and are issued under and in accordance with a Warrant Agreement dated as of June 18, 1999, between the Company and the Warrant Agent and are

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subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance hereof consents. Copies of the Warrant Agreement are on file at the above mentioned office of the Warrant Agent and may be obtained for inspection by the Holder hereof upon written request to the Warrant Agent.

                  The Holder hereof may be treated by the Company, the Warrant Agent, and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company, the Warrant Agent and all such other persons may treat the registered holder hereof as the owner for all purposes.

                  The Warrants evidenced hereby do not entitle any Holder hereof to any of the rights of a shareholder of the Company.

                  This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officers and the corporate seal hereunto affixed.

Dated:                              THE MacNEAL-SCHWENDLER CORPORATION

                                    By:
                                       ----------------------------------
                                        Title:  Chief Executive Officer

                                    ATTEST:
                                           ------------------------------
                                                Title:  Secretary

COUNTERSIGNED:

THE MacNEAL-SCHWENDLER CORPORATION

WARRANT AGENT

By:
   -------------------------
    Title:  Secretary